EXHIBIT 99.2

Live on TPT Global Tech’s VüMe Live PPV App Experience the Ultimate Mother’s Day Concert on the Beautiful Island of Granada

SAN DIEGO, CA / ACCESSWIRE / May 10, 2024 / TPT Global Tech, Inc. ("TPT" or "the Company") (OTC PINK:TPTW), headquartered in San Diego and a leader in technological innovations, is pleased to announce that on May12, 2024 – This Mother’s Day, music lovers around the globe are invited to join in a spectacular concert experience “Wild and Open”, broadcasted live on TPT Global Tech’s VüMe Live PPV App for free. On May 12, 2024, renowned artists Isasha, Sabrina Francis, Gold’n, Laura Lisa, Khole Baldeo, and Dennison Lion Paw will take the stage on the beautiful island of Grenada, captivating audiences with their mesmerizing performances.

In an exciting partnership, the concert will be available for streaming on the VüMe Live PPV App, accessible on both the Apple Store and Google Play Store. This marks the debut of TPT Caribbean LLC's launch of VüMe Live PPV in the Caribbean region, offering viewers an unparalleled concert experience from the comfort of their homes.

"We are thrilled to bring this extraordinary concert to audiences worldwide through the VüMe Live PPV App," said event organizers. "With the launch of VüMe Live PPV in the Caribbean by TPT Caribbean, viewers can enjoy this unforgettable musical celebration for free, making it accessible to everyone."

https://youtu.be/DAV7m-sKI_Y?si=A7kleW-BCzN9-VzM

Starting at 7:00 PM Est, viewers can tune into the live broadcast and immerse themselves in the vibrant rhythms and soulful melodies, all while celebrating Mother’s Day in style. Whether watching from Grenada or across the globe, audiences are guaranteed an evening of unforgettable entertainment.

Don’t miss out on this historic event! Download the VüMe Live PPV App today and join us for an unforgettable Mother’s Day concert experience.

About TPT Global Tech

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VuMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptgloabltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

SOURCE: TPT Global Tech, Inc.